Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 31, 2025, with respect to the consolidated financial statements of Alpha Cognition Inc. as of December 31, 2024 and 2023 and for the years ended December 31, 2024 and 2023, incorporated by reference in the Company’s Registration Statement on Form S-3 dated July 21, 2025.

/s/ Manning Elliott LLP

CHARTERED PROFESSIONAL ACCOUNTANTS

Vancouver, British Columbia, Canada

July 21, 2025